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                                                                      Exhibit 12

                 THE WILLIAMS COMPANIES, INC. AND SUBSIDIARIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                             (Dollars in millions)


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                                                                                   Three Months Ended
                                                                                     March 31, 1995
                                                                                   ------------------
Earnings:
   Income from continuing operations before income taxes                                 $132.9
   Add:
      Interest expense - net                                                               67.3
      Rental expense representative of interest factor                                      5.6
      Preferred dividends of subsidiaries                                                   3.7
      Interest accrued - 50 percent owned company                                           7.9
      Other                                                                                  .7
                                                                                         ------

         Total earnings as adjusted plus fixed charges                                   $218.1
                                                                                         ======

Fixed charges and preferred stock dividend requirements:
   Interest expense - net                                                                $ 67.3
   Capitalized interest                                                                     1.3
   Rental expense representative of interest factor                                         5.6
   Pretax effect of dividends on preferred stock of
      the Company                                                                           3.3
   Pretax effect of dividends on preferred stock
         of subsidiaries                                                                    5.9
   Interest accrued - 50 percent owned company                                              7.9
                                                                                         ------

         Combined fixed charges and preferred stock dividend
           requirements                                                                  $ 91.3
                                                                                         ======

Ratio of earnings to combined fixed charges and
   preferred stock dividend requirements                                                   2.39
                                                                                         ======
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